EXHIBIT 99.3

News Release

Astex Announces Early Transfer of Epigenetics Project to GSK

Astex’s Pyramid™ Drug Discovery Collaboration With GSK on Multiple Targets
Across Multiple Therapeutics Areas Continues

DUBLIN, Calif., January 16, 2011 — Astex Pharmaceuticals, Inc. (NASDAQ: ASTX) today announced that the multi-year collaboration to discover cancer therapeutics based on epigenetic targets entered into by SuperGen, Inc. and GlaxoSmithKline (GSK) in November 2009 is terminating and existing research work and assets generated under the CLIMB™ epigenetic collaboration will be transferred to GSK. Astex will have no further obligation to conduct additional research work on the program. This decision follows on from the review and rationalization of Astex’s internal pipeline and drug discovery programs as part of the recent merger of Astex Therapeutics Limited and SuperGen, Inc. to form Astex Pharmaceuticals, Inc., and discussions with GSK. As a result of the transfer, Astex will continue to be eligible to receive milestones and royalties under an asset transfer agreement. A separate Research and Development Collaboration and License Agreement which includes a multi-target drug discovery collaboration, entered into by Astex’s UK subsidiary, Astex Therapeutics Limited and GSK in November 2009 will continue as previously announced.

“The decision to transfer the CLIMB™ epigenetic program to GSK was based on our assessment of internal resources and discussions with GSK,” said Harren Jhoti, PhD, president of Astex Pharmaceuticals. “We continue to work closely with GSK on the discovery of molecules using our PyramidTM fragment platform as part of our successful and ongoing collaboration against multiple targets of interest to GSK entered into in November 2009.”

About Astex Pharmaceuticals

Astex Pharmaceuticals is dedicated to the discovery and development of novel therapeutics with a focus on oncology.  The Company is developing a proprietary pipeline of novel therapies and is creating de-risked products for partnership with leading pharmaceutical companies. Astex Pharmaceuticals developed Dacogen® (decitabine) for Injection and receives significant royalties on global sales.

For more information about Astex Pharmaceuticals, Inc., please visit http://www.astx.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby.  Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties.  These forward-looking statements include, but are not limited to, statements regarding the expectations and progress of our collaboration with GSK.  Important additional factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, but are not limited to: risks and uncertainties related to the achievement of developmental milestones with respect to the compounds in development and the decision by GSK and other strategic partners whether or not to license and then develop and commercialize the products that are the subject of our collaboration with them and whether any of those products will be commercially successful; and the risks and uncertainties associated with the post-transaction company.  In general, our future success is dependent upon numerous factors, including our ability to generate pre-clinical development candidates for selection into clinical testing, obtaining regulatory approval of product development programs, conducting and completing clinical trials, obtaining regulatory approval of our products and product candidates, and creating opportunities for future commercialization of compounds.  References made to the discussion of risk factors are detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including reports on its most recently filed Form 10-K and Form 10-Q.  These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update or revise the information contained in any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Timothy L. Enns Astex Pharmaceuticals, Inc. Senior Vice President Corporate Communications & Marketing Tel: (925) 560-2810 E-mail: tim.enns@astx.com	Susanna Chau Astex Pharmaceuticals, Inc. Manager Investor Relations Tel: (925) 560-2845 E-mail: susanna.chau@astx.com

Alan Roemer The Trout Group Managing Director Tel: (646) 378-2945 E-mail: aroemer@troutgroup.com	Melanie Toyne-Sewell (Europe) Rebecca Skye Dietrich (US) College Hill Tel: +44 20 7866 7866 Tel: (857) 241-0795 E-mail: astex@collegehill.com